UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 29, 2017

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 Rio Robles, San Jose, CA		95134
(Address of principal executive offices)		(Zip Code)

(408) 467-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 29, 2017, Victor Viegas has agreed to resign as Chief Executive Officer and a director of Immersion Corporation (“Immersion”).

Carl Schlachte, Chairman of the Board of Directors of Immersion, will serve as interim Chief Executive Officer.

(c)

As described above, Mr. Schlachte will serve as interim Chief Executive Officer of Immersion. Mr. Schlachte has served as a member of Immersion’s Board of Directors since June 2011 and Chairman of the Board since July 2012. Mr. Schlachte is Chairman, President and CEO of Ventiva, Inc., which designs and develops thermal management technologies for consumer applications in mobile computing, power electronics and LED lighting. Prior to that, Mr. Schlachte was Chairman of the Board of MOSAID Technologies Incorporated, an IP company focused on the licensing and development of semiconductor and communications technologies and was President and CEO of ARC International, a provider of multimedia solutions to semiconductor companies worldwide. From October 2010 to 2016, Mr. Schlachte served on the Board of Peregrine Semiconductor Corp. He holds a B.S. from Clemson University.

(e)

Separation Agreement with Mr. Viegas

Immersion and Mr. Viegas are parties to an Employment Agreement dated October 21, 2009 (the “Employment Agreement”). Immersion and Mr. Viegas agreed that his resignation shall be treated as a termination without “Cause” under the Employment Agreement. Under the Employment Agreement, in exchange for his entry into a full general release in favor of the Company, Mr. Viegas would be entitled to receive a severance payment in the amount of 12 months salary and payment of COBRA premiums for 12 months, as well as immediate acceleration of 70% of the then unvested equity awards held by him.

Mr. Viegas’ actual separation arrangements have not yet been determined.

Compensation Arrangements with Mr. Schlachte

Mr. Schlachte’s compensation arrangements as interim Chief Executive Officer have not yet been determined. During his service as interim Chief Executive Officer, Mr. Schlachte will not receive any cash compensation as Chairman and a member of the Immersion Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.01	Press release dated November 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: November 30, 2017	By:	/s/Amie Peters
Name: Amie Peters
Title: General Counsel